Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AvantGo, Inc. 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan of AvantGo, Inc. of our report dated January 16, 2002, with respect to the consolidated financial statements and schedule of AvantGo, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Walnut Creek, California
December 20, 2002